Exhibit 99.1

Four Corners Property Trust, Inc. Announces 2015 Financial Results

Company Release 3/10/2016

MILL VALLEY, CA – Business Wire – Four Corners Property Trust, Inc. (“Four Corners” or the “Company”, NYSE: FCPT) today announced operating results for the twelve months ended December 31, 2015.

A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, has been posted to the investor relations section of the company’s website at http://investors.fourcornerspropertytrust.com/.

Company Highlights (including Subsequent Events):

•	On November 9, 2015, completed the separation from Darden Restaurants, Inc. and initiated operations as an independent company.

•	Began operating as a real estate investment trust (“REIT”) for federal income tax purposes beginning January 1, 2016.

•	In preparation for our REIT election, declared and paid two dividends in the first quarter of 2016:

•	an all-cash dividend of $8.5 million ($0.20 per then outstanding share) which was paid on January 29, 2016 and represented funds distributed for the period from November 9, 2015 through December 31, 2015, and

•	a cash and stock dividend of $347.0 million ($8.12 per share) which was paid on March 2, 2016, and represented the Company’s estimated share of taxable earnings and profits generated before the spin-out date of November 9, 2016. The dividend was paid 20% in cash ($69.4 million) and 80% in shares of common stock at a value of $16.24 per share. The stock distribution consisted of 17,085,566 shares and increased the total shares outstanding by 40.0% to a total of 59,827,561 shares.

•	Established a $750 million credit facility consisting of a fully funded $400 million 5-year term loan and a $350 million 4-year undrawn revolving credit facility of $350 million.

Real Estate Portfolio:

As of December 31, 2015, Four Corners’ portfolio consists of 424 restaurant properties located in 44 states. The properties are 100% occupied with 418 properties leased to Darden Restaurants under long-term, triple net leases with a weighted average remaining lease term of approximately 14.5 years and an estimated portfolio weighted average EBITDAR to Lease Rent coverage of 4.2x. The remaining six properties are owned and ground leased properties operated by a taxable REIT subsidiary of Four Corners under a franchise agreement with LongHorn Steakhouse.

CEO Comments:

“We are off to a strong start in establishing Four Corners as a premier owner of net-leased restaurant properties,” said Bill Lenehan, Chief Executive Officer. “Going forward, we intend to pursue a disciplined investment approach focused on acquiring properties that are well located, occupied by durable restaurant concepts, with rents well covered by operations.”

Summary Financial Results:

•	The Company reported income, Funds from Operation (FFO) and Adjusted Funds from Operation (AFFO) based on 52 days of lease rental income since the spin-out date of November 9th and a full year of activity in our six-property restaurant operating subsidiary.

•	Because the 2015 results only represent a short, stub period of lease operations, the Company’s First Quarter 2016 results will be more indicative of its future results.

Conference Call Information:

Company management will host a conference call and audio webcast on Thursday, March 10, 2016, at 2:00 pm Eastern Time to discuss the results. Presentation materials will be posted prior to the call on the Company’s website, www.fourcornerspropertytrust.com.

Interested parties can listen to the call via the following:

Internet: Go to http://dpregister.com/10081648 at least 15 minutes prior to start time of the call in order to register and to download any necessary audio software. Please note for those that register, the dial-in number will be provided upon registration.

Phone: 1-888-317-6016 (domestic) / 1-412-317-1085 (international). Participants not pre-registered must ask to be joined into the Four Corners Property Trust call.

Replay: Available through March 24, 2016 by dialing 1-877-344-7529 (domestic) / 1-412-317-0088 (international), Access Code 10081648

The webcast will be accessible until June 2, 2016.

About Four Corners:

Four Corners (NYSE: FCPT), headquartered in Mill Valley, CA, is an independent company primarily engaged in the acquisition and leasing of restaurant properties. Four Corners will seek to grow its portfolio by acquiring additional real estate to lease, on a triple net basis, for use in the restaurant and related food services industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance; and expectations regarding the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Factors that could have a material adverse effect on the Company’s operations and future prospects or that could cause actual results to differ materially from the Company’s expectations are included in the sections entitled “Business and Properties,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement filed as an exhibit to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission in final form on October 21, 2015.

Notice Regarding Non-GAAP Financial Measures:

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations section of our website.

Supplemental Materials and Website:

Supplemental materials on the 2015 operating results and other information on the company are available on the investors relations section of Four Corners website at www.fourcornerspropertytrust.com

Four Corners Property Trust, Inc.

Consolidated and Combined Statements of Operations

(Unaudited)

(In thousands, except shares and per share data)

	Year Ended December 31,
	2015	2014
Revenues:
Rental income	$15,134	$—
Restaurant revenues	18,322	17,695

Total revenues	33,456	17,695
Expenses:
General and administrative	1,856	—
Depreciation and amortization	3,758	—
Restaurant expenses	16,996	17,805
Interest expense	2,203	—

Total expenses	24,813	17,805

Income (loss) before provision for income taxes	8,643	(110)
(Provision for) benefit from income taxes	(2,944)	142

Net Income	$5,699	$32

Basic net income per share	$0.92	$—
Diluted net income per share	$0.91	$—
Weighted-average shares outstanding[1]:
Basic	6,206,375	—
Diluted	6,263,921	—

Footnotes:

(1)	Weighted average shares outstanding are calculated using the share count throughout 2015. Prior to November 9, 2015, there were no shares outstanding.

Four Corners Property Trust, Inc.

Consolidated and Combined Balance Sheets

(Unaudited)

(In thousands, except shares and per share data)

	December 31, 2015	December 31, 2014
ASSETS
Real estate investments:
Land	$404,812	$3,069
Buildings, equipment and improvements	992,418	12,513

Total real estate investments	1,397,230	15,582
Less: accumulated depreciation	(568,539)	(3,860)

Total real estate investments, net	828,691	11,722
Cash and cash equivalents	98,073	7
Derivative assets	165	—
Deferred rent	1,500	—
Other assets	1,008	220

Total Assets	$929,437	$11,949

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable ($400,000, net of $7,698 of deferred financing costs)	$392,302	$—
Derivative liabilities	477	—
Deferred rental revenue	7,940	—
Deferred tax liabilities	80,881	1,033
Other liabilities	6,195	1,918

Total liabilities	487,795	2,951

Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 25,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value per share, 500,000,000 shares authorized, 42,741,995 and zero shares issued and outstanding at December 31, 2015 and 2014, respectively	4	—
Additional paid-in capital	436,697	8,998
Accumulated other comprehensive loss	(316)	—
Retained earnings	5,257	—

Total stockholders’ equity	441,642	8,998

Total Liabilities and Stockholders’ Equity	$929,437	$11,949

Four Corners Property Trust, Inc.

FFO and AFFO

(Unaudited)

(In thousands, except shares and per share data)

Year Ended December 31, 2015
Net income attributable to stockholders in accordance with GAAP	$5,699
Depreciation and amortization of real estate assets	3,758

NAREIT funds from Operations (FFO)	$9,457

Non-cash compensation expense	13
Amortization of deferred financing costs	265
Straight-line rent adjustment	(1,500)
Gains on hedging instruments due to hedge ineffectiveness	(3)

Adjusted funds from operations (AFFO)	$8,232

Fully diluted shares outstanding[1]	6,263,921
FFO per diluted share	1.51
AFFO per diluted share	1.31

Footnotes:

(1)	Weighted average shares outstanding calculated using share count throughout 2015. Prior to November 9, 2015, there were no shares outstanding.